UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
 Retrospectively Revised Financial Information for Adoption of New Accounting Standard

During the first quarter of the current fiscal year, National Rural Utilities Cooperative Finance Corporation (the “Company”) adopted Accounting Standards Update (ASU) 2011-05, Presentation of Comprehensive Income (ASU 2011-05), as amended by ASU 2011-12. This new guidance, among other things, requires companies to present, on a retrospective basis, the components of net income and other comprehensive income (“OCI”) either in a single continuous statement of comprehensive income or in two separate but consecutive statements. As a result of the adoption, beginning with our unaudited consolidated financial statements for the quarter ended August 31, 2012, the components of OCI are presented in a separate statement titled “Condensed Consolidated Statements of Comprehensive Income” following the Condensed Consolidated Statements of Operations. The Company is including in this Current Report on Form 8-K the effect of the application of the adoption of this new accounting guidance on its historical audited consolidated financial statements included in the 2012 Annual Report on Form 10-K. The adoption of ASU 2011-05, as amended, did not change the Company’s consolidated results of operations, financial condition or cash flows for any periods.

        Exhibit 99.1 attached to this Form 8-K and incorporated by reference in this Item 8.01 presents the retrospective application of ASU 2011-05, as revised by ASU 2011-12, for each of the fiscal years ended May 31, 2012, 2011, and 2010 and should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
99.1	Presentation of Unaudited Consolidated Statements of Comprehensive Income for the Fiscal Years Ended May 31, 2012, 2011, and 2010 after applying ASU 2011-05, as revised by ASU 2011-12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Steven L. Lilly Steven L. Lilly Senior Vice President and Chief Financial Officer

Dated:  December 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation of Unaudited Consolidated Statements of Comprehensive Income for the Fiscal Years Ended May 31, 2012, 2011, and 2010 after applying ASU 2011-05, as revised by ASU 2011-12.